Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2009

Calabasas Hills, CA — April 23, 2009 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2009, which ended on March 31, 2009.

Total revenues were $392.8 million in the first quarter of fiscal 2009 as compared to $393.8 million in the prior year first quarter.  Net income and diluted net income per share were $10.0 million and $0.17, respectively.

Operating Results

Comparable restaurant sales decreased 3.4% in the first quarter of fiscal 2009 from the first quarter of the prior year.  By concept, comparable restaurant sales decreased 3.2% and 5.0% at The Cheesecake Factory and Grand Lux Cafe, respectively, in the first quarter of fiscal 2009 from the first quarter of the prior year.

“A significant upturn in comparable restaurant sales as compared to the fourth quarter was the principal driver of our better than expected earnings per share in the first quarter,” said David Overton, Chairman and CEO.  “Guest traffic in our restaurants improved sequentially from fourth quarter levels by almost three percentage points, which is noteworthy relative to trends that we saw throughout last year and also reflects competitively strong performance.

“We also began to see results from our cost containment efforts materialize this quarter, primarily with respect to cost of sales.  The development of new menu items with favorable food costs, a benefit from certain commodity prices and the ongoing optimization of our supply chain positively impacted our financial results.  We implemented a number of cost management initiatives in other areas as well that have and should continue to deliver savings throughout the remainder of the year.

“Finally, we reduced our debt level by $25 million during the first quarter while also increasing our cash balance relative to year-end.  Debt reduction will continue to be an area of focus for us, in addition to innovative marketing of our brands and cost containment initiatives.  We are pleased with the outcome that we are seeing from our efforts,” concluded Overton.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Development

As planned, the Company opened one new Cheesecake Factory restaurant in the first quarter of fiscal 2009 in Walnut Creek, California.  The Company now believes it will open no more than one additional restaurant during the remainder of the year reflecting the readiness and current planned opening dates of the developments in which its restaurants will be located.

Conference Call and Webcast

A conference call to review the Company’s results for the first quarter of fiscal 2009 will be held today at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through May 23, 2009.  To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page and select the conference call link at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 146 restaurants throughout the U.S. under The Cheesecake Factory® name with an extensive menu of more than 200 items and fiscal 2008 average annual unit sales of approximately $9.8 million.  Grand Lux Cafe®, the Company’s second concept, has 13 units in operation across the U.S. offering a broad menu of more than 150 items and average annual unit sales of approximately $10.6 million in fiscal 2008.  The Company also operates one unit of its newest concept, RockSugar Pan Asian Kitchen®, and two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  Additionally, the Company licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® mark.  For more information, please visit thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release are generally identified by words such as “believes,” “anticipates,” “plans,” “expects,” “will,” and “would,” and similar expressions that are intended to identify forward-looking statements.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  In particular, forward-looking statements regarding the Company’s restaurant sales trends are subject to risks and uncertainties due to macro national and regional economic and credit market conditions, rising unemployment, public safety conditions, adverse weather and other factors outside of the Company’s control that impact consumer confidence and spending.  Forward-looking statements regarding the number and timing of the Company’s planned new restaurant openings are subject to additional risks and uncertainties due to the conditions discussed above and other factors outside of the Company’s control, including factors that are under the control of government agencies, landlords and others.  The Company is also subject to risks and uncertainties related to the economic condition of suppliers, vendors and other third parties providing goods or services to the Company.  Forward-looking statements speak only as of the dates on which they were made.  The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the Securities and Exchange Commission, which are available at sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
	March 31, 2009		April 1, 2008
	Amount	Percent of Revenues	Amount	Percent of Revenues
Consolidated Statements of Operations
Revenues	$392,794	100.0%	$393,803	100.0%
Costs and expenses:
Cost of sales	98,086	25.0%	100,739	25.6%
Labor expenses	133,240	33.9%	132,523	33.7%
Other operating costs and expenses	101,754	25.9%	95,898	24.3%
General and administrative expenses	21,410	5.5%	20,343	5.2%
Depreciation and amortization expenses	18,603	4.7%	18,093	4.6%
Preopening costs	1,720	0.4%	2,486	0.6%
Total costs and expenses	374,813	95.4%	370,082	94.0%
Income from operations	17,981	4.6%	23,721	6.0%
Interest expense	(5,030)	(1.3)%	(3,539)	(0.9)%
Interest income	208	0.0%	522	0.1%
Other expense	(175)	0.0%	(175)	0.0%
Income before income taxes	12,984	3.3%	20,529	5.2%
Income tax provision	2,965	0.7%	6,200	1.6%
Net income	$10,019	2.6%	$14,329	3.6%

Basic net income per share	$0.17		$0.21
Basic weighted average shares outstanding	59,315		68,110

Diluted net income per share	$0.17		$0.21
Diluted weighted average shares outstanding	59,520		68,629

Selected Segment Information
Revenues:
Restaurants	$379,659		$378,684
Bakery	24,934		27,083
Intercompany bakery sales	(11,799)		(11,964)
	$392,794		$393,803

Income from operations:
Restaurants	$37,060		$42,065
Bakery	2,304		3,083
Corporate	(21,383)		(21,427)
	$17,981		$23,721

	March 31, 2009	December 30, 2008
Selected Consolidated Balance Sheet Information
Cash and cash equivalents	$88,650	$80,365
Investments and marketable securities	—	996
Total assets	1,117,463	1,142,630
Long-term debt	250,000	275,000
Total liabilities	651,981	690,064
Stockholders’ equity	465,482	452,566

	13 Weeks Ended	13 Weeks Ended
	March 31, 2009	April 1, 2008
Supplemental Information
Comparable restaurant sales percentage change	-3.4%	-1.8%
Restaurants opened during period	1	0
Restaurants open at period-end	160	153
Restaurant operating weeks	2,073	1,988

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